Exhibit 77(c)


                 Matters submitted to a Vote of Security Holders

On October 25, 2007, a Special Meeting of Shareholders for ING International Value Fund was held at which the shareholders were asked to approve (2) a "Manager-of-Managers" arrangement for the Fund to permit the Fund's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Fund's shareholders and (3) the reclassification of the Fund's investment objective from fundamental to non-fundamental.

                                                                    Shares voted
                                                Shares voted         against or            Shares           Total Shares
                                 Proposal            for              withheld           abstained              Voted
                                 --------            ---              --------           ---------              -----
International Value Fund            2          45,655,310.858      10,044,203.451      1,316,795.449       110,693,622.758
                                    3          45,387,230.628      10,038,700.350      1,590,378.780       110,693,622.758
*The Shareholder Meeting for International Value Fund was adjourned to November 21, 2007.

                                                                    Shares voted
                                                Shares voted         against or            Shares           Total Shares
                                 Proposal            for              withheld           abstained              Voted
                                 --------            ---              --------           ---------              -----
International Value Fund            2          53,473,259.272      12,897,305.863      1,542,222.455       117,902,065.590
                                    3          53,134,727.860      12,931,098.876      1,846,960.854       117,902,065.590
*The Shareholder Meeting for International Value Fund was adjourned to December 17, 2007.

                                                                    Shares voted
                                                Shares voted         against or            Shares           Total Shares
                                 Proposal            for              withheld           abstained              Voted
                                 --------            ---              --------           ---------              -----
International Value Fund            2          62,501,627.034      13,607,460.213      2,194,382.941       124,591,500.188
                                    3          61,904,583.421      13,826,523.452      2,572,363.315       124,591,500.188